                                                            EXHIBIT 10.49


                                   AGREEMENT

     THIS AGREEMENT is entered into as of this 8th day of January, 1999 by and between Golden Bear Golf, Inc. ("GBG") and Gargoyles, Inc. ("Gargoyles").

     WHEREAS, GBG and Gargoyles entered into a Product Development and Licensing Agreement dated as of January 1, 1998 (the "License Agreement");

     WHEREAS, Gargoyles is in default of its payment obligations under the License Agreement;

     WHEREAS, GBG has agreed that upon payment in full of the amounts due under the Promissory Note (as hereinafter defined), GBG shall release Gargoyles from any further payments or obligations under the License Agreement.

     NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

     1. Upon execution of this Agreement, Gargoyles shall execute and deliver the Promissory Note attached hereto as Exhibit 1.

     2. Upon payment in full of the amounts due under the Promissory Note, the License Agreement shall be considered terminated and null and void; PROVIDED, HOWEVER, that any of the parties obligations under the License Agreement, which, by its terms, survive termination of the License Agreement, shall so survive.

     3. If Gargoyles defaults under the Promissory Note, then such default shall be considered a default hereunder, which default shall permit GBG to seek to enforce all of GBG's rights under the License Agreement, including without limitation, the right to receive payment of all Consulting Fees and the Annual Retainer due thereunder.

     4. Upon payment in full of the Promissory Note, the parties hereto shall have each been deemed to have released, the other, their respective officers, directors, shareholders, successors and assigns, from any and all liability or obligations, arising from, or in connection with, the License Agreement.

     5. This Agreement may be executed in one or more counterparts which, when taken together, shall constitute one agreement.

     6. Any capitalized terms not defined herein, have the meaning set forth in the License Agreement.


     IN WITNESS WHEREOF, the parties have set their hand and seals as of this 8th day of January, 1999.


GOLDEN BEAR GOLF, INC.                  GARGOYLES, INC.


By:  /s/                                By:  /s/
     ---------------------------             ---------------------------
     Name: Stephan S. Winslott               Name:  Leo Rosenberger
     Its:  Senior Vice President             Its: CEO & CFO

                                PROMISSORY NOTE


$142,500.00 US DOLLARS                                 January 8, 1999

FOR VALUE RECEIVED, and in consideration of the termination of that certain Product Development and Licensing Agreement dated January 1, 1997 between the parties, the undersigned Gargoyles, Inc., a Washington corporation ("Gargoyles"), does hereby promise to pay to the order of Golden Bear Golf, Inc., a Florida corporation ("Golden Bear"), the principal sum of One-Hundred Forty-two Thousand Five Hundred Dollars ($142,500.00), together with interest thereon until paid in full as stated herein.

     1.   Interest Rate.
          -------------
          The outstanding principal balance of this Note shall bear interest at the rate of 8.25 percent per annum.

     2.   Periodic Payments.
          -----------------
          On each of February 12, 1999 and February 19, 1999, Gargoyles shall pay to Golden Bear a principal payment in the amount of Eleven Thousand Eight Hundred Seventy-Five Dollars ($11,875) plus all interest accrued thereon through such date. Beginning March 5, 1999 and on the 5th day of each month thereafter until this note is paid in full, Gargoyles shall pay to Golden Bear a principal payment in the amount of Eleven Thousand Eight Hundred Seventy-Five Dollars ($11,875) plus all interest accrued thereon through such date.

     3.   Maturity.
          --------
          The entire principal balance of this Note, plus all accrued and unpaid interest shall be due and payable in full on December 5, 1999.

     4.   Application of Payments; Prepayment.
          -----------------------------------
          Each payment hereunder shall be applied first to the payment of interest then accrued on the unpaid balance of this Note and second to the reduction of principal. This Note may be prepaid in whole or in part at any time or times with no prepayment penalty or additional cost of any kind. Upon payment in full of the principal and accrued interest thereon, this Note shall be canceled, shall be of no further force or effect, and shall be returned to Gargoyles.

     5.   Default; Default Interest Rate.
          ------------------------------
          This Note shall be in default if Gargoyles fails to timely make monthly payments under this Note.. If a default occurs, the holder of this Note shall be entitled to declare the entire unpaid principal balance and all accrued and unpaid interest thereon immediately due and payable and may proceed to protect and enforce its rights either by suit in equity and/or law or any other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note. This Note shall also be in default if Gargoyles is declared insolvent or files for relief under the United State Bankruptcy Code or other similar federal or state law, or if a trustee or receiver is appointed for the property of Gargoyles. After any such default the principal balance shall bear interest at a rate per annum of twelve percent (12%) until the default is cured.

     6.   Attorneys' Fees and Costs.
          -------------------------
          If a default occurs hereunder and this Note is placed in the hands of an attorney for collection of any amount called for herein, Gargoyles shall be liable for all costs of collection, including, without limitation, reasonable attorneys fees and costs.

     7.   Applicable Law.
          --------------
          This Note shall be construed according to the laws of the state of Florida. Gargoyles hereby waives its right to a jury trial in any action brought to enforce payment of this Note.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the date first written above.


Gargoyles, Inc.,
a Washington corporation

/s/ Leo Rosenberger
------------------------
Leo Rosenberger
CEO and CFO

GOLDEN BEAR
Amortization Schedule - DRAFT

                          Beginning      0.0825                    Ending
             Payment       Balance      Interest   Principal      Balance
---------------------------------------------------------------------------
02/12/99    12,266.88     142,500.00     391.88     11,875.00    130,625.00
02/19/99    12,773.05     130,625.00     898.05     11,875.00    118,750.00
03/05/99    12,691.41     118,750.00     816.41     11,875.00    106,875.00
04/05/99    12,609.77     106,875.00     734.77     11,875.00     95,000.00
05/05/99    12,528.13      95,000.00     653.13     11,875.00     83,125.00
06/05/99    12,446.48      83,125.00     571.48     11,875.00     71,250.00
07/05/99    12,364.84      71,250.00     489.84     11,875.00     59,375.00
08/05/99    12,283.20      59,375.00     408.20     11,875.00     47,500.00
09/05/99    12,201.56      47,500.00     326.56     11,875.00     35,625.00
10/05/99    12,119.92      35,625.00     244.92     11,875.00     23,750.00
11/05/99    12,038.28      23,750.00     163.28     11,875.00     11,875.00
12/05/99    11,956.64      11,875.00      81.64     11,875.00             -